Exhibit 10.5

SARA LEE CORPORATION

1998 Long-Term Incentive Stock Plan

Stock Option Grant Notice and Agreement

[INSERT PARTICIPANT NAME]

Sara Lee Corporation (the “Company”) is pleased to confirm that you have been granted a stock option (an “Option”), effective as of November 4, 2011 (the “Grant Date”), as provided in this Stock Option Grant Notice and Agreement (the “Grant Notice and Agreement”):

1. Option Right. Subject to paragraphs 3 and 10, your Option is to purchase, on the terms and conditions set forth below, the following number of shares (the “Option Shares”) of the Company’s common stock, par value $.01 per share or, following the Anticipated CoffeeCo Spin-Off (as defined below), shares of SLE 2.0 (as defined below) common stock (in the case of either Company common stock or SLE 2.0 common stock, the “Common Stock”), at the exercise price specified below (the “Exercise Price”).

Number of Option Shares	Exercise Price Per Option

which vests as follows:

100% on August 31, 2014 (the “Vesting Date”)

2. Acceptance of Terms and Conditions. By electronically acknowledging and accepting this Option, you agree to be bound by the terms and conditions contained in this Grant Notice and Agreement, the 1998 Long-Term Incentive Stock Plan (the “Plan”) and any and all conditions established by the Company in connection with Options issued under the Plan, and understand that this Option neither confers any legal or equitable right (other than those rights constituting the Option itself) against the Company directly or indirectly, nor does it give rise to any cause of action at law or in equity against the Company. In order to vest in the Option described in this Grant Notice and Agreement, you must accept this Option.

3. Anticipated Spin-Off. The Company currently anticipates that prior to the Vesting Date, it will complete a transaction to spin off (the “Anticipated CoffeeCo Spin-Off”) its international beverage business segment (“CoffeeCo”) separate from its North American business (“SLE 2.0”), pursuant to which this Option will be subject to adjustment in accordance with Article V of the Plan and paragraph 10 of this Grant Notice and Agreement. Where context permits, references in this Grant Notice and Agreement to the “Company” or the “Sara Lee Companies” will be to, and will include, “SLE 2.0” from and following the Anticipated CoffeeCo Spin-Off.

4. Option. This Option is a non-qualified stock option that is intended to conform in all respects with the Plan, a copy of which has been provided to you, and the provisions of which are incorporated herein by reference. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

5. Expiration Date. This Option expires on the tenth anniversary of the Grant Date (the “Expiration Date”), subject to earlier expiration upon your death, disability or other termination of employment, as provided below.

6. Vesting. This Option may be exercised only to the extent it has vested. Subject to paragraphs 7 and 8 below, if you are continuously employed by the Company or any of its subsidiaries (collectively, the “Sara Lee Companies”) from the Grant Date until the Vesting Date, this Option will vest on the Vesting Date. For the avoidance of doubt, your period of continuous employment for purposes of vesting excludes any severance period. This Option will not vest upon completion of the Anticipated CoffeeCo Spin-Off but, upon such event, will be assumed by and become an obligation of SLE 2.0.

7. Death, Total Disability or Retirement. If you cease active employment (i.e., cease to be coded as active on the payroll system) with the Sara Lee Companies, because of your death or because you become Totally Disabled (as defined under the appropriate long term disability benefit plan if applicable), your Option Shares will vest immediately and the last date on which your Option Shares may be exercised will be the earlier of five years from the date of death or disability or the Expiration Date. In the case of your attaining age 55 or older and if you have at least 10 years of service with the Sara Lee Companies when your employment terminates, or in the case of your attaining age 65 regardless of service, the Option will continue to vest after your termination and the last date on which your Option Shares may be exercised will be the Expiration Date. These provisions apply only to the Option granted herein; other awards may have different provisions.

8. Involuntary Termination, Voluntary Termination and Non-Severance Event Termination. The following provisions apply only to the Option granted herein; other awards may have different provisions.

(a) Involuntary Termination. If your employment with the Sara Lee Companies is terminated and you are eligible to receive severance benefits under the Sara Lee Corporation Severance Plan for Corporate Officers, the Severance Pay Plan, the Severance Pay Plan for Executives, the Severance Pay Plan for Certain Events or any other written severance plan of the Company (collectively, a “Severance Event Termination”), this Option will vest on a prorated basis, as of the date your employment terminates, determined by multiplying the Option Shares by a fraction, the numerator of which is the number of months of your active service from Grant Date through the date your employment terminates (not including the severance period), and the denominator of which isthe number of months from Grant Date through the Vesting Date. The last day on which this Option may be exercised is the earlier of (i) the Expiration Date or (ii) 90 days following the date your employment terminates.

In the event that the division, business unit or business segment of the Company or, after the Anticipated CoffeeCo Spin-Off, SLE 2.0 to which at least 80% of your time is dedicated or from which you are on leave of absence is sold, closed, spun off or otherwise divested and, as a result of such transaction, your employment with the Sara Lee Companies or SLE 2.0 is terminated, all Options Shares will vest as of the closing date of the transaction, subject to your continuous employment through such closing date, and be exercisable for six months following the closing date of the transaction, , unless otherwise determined by the Company or SLE 2.0. This provision does not apply with respect to the Anticipated CoffeeCo Spin-Off or any transaction that would be considered a Change of Control as defined in Article X of the Plan.

(b) Voluntary Termination and Non-Severance Event Termination. If your employment terminates for reasons other than those described in 7 and 8(a), (i.e., you voluntarily terminate your employment with the Sara Lee Companies or your employment is terminated by the Sara Lee Companies and you are not eligible for severance pay under the Company’s severance plans), then to the extent this Option has vested prior to the date of your termination, this Option shall remain exercisable until 90 days after the date your employment terminated. Vesting of this Option ends on the date your employment terminates.

9. Non-Competition/Non-Solicitation/Confidentiality. As a condition to your receipt of this Award, you must electronically accept a Non-Competition, Non-Solicitation and Confidentiality Agreement. Please carefully read the Non-Competition,Non-Solicitation and Confidentiality Agreement in its entirety and feel free to have your lawyer review it prior to accepting it.

10. Adjustment of the Award. In the event of any change in the capital structure of the Company (including but not limited to a stock dividend, stock split, reverse stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off, split off, liquidation or other distribution of any or all of the assets of the Company to stockholders, other than normal cash dividends) or any change in any rights attendant to any class of authorized securities of the Company, which, for the avoidance of doubt, shall include the Anticipated CoffeeCo Spin-Off (an “Adjustment Event”), the Compensation and Employee Benefits Committee of the Company’s Board of Directors (the “Committee”) shall make proportionate adjustments with respect to the number and class of securities subject to this Option to reflect such Adjustment Event and to maintain the Option’s intrinsic and fair value; provided, that the Committee shall retain discretion with respect to how any such proportionate adjustments shall be made. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

11. Exercise. After this Option has vested, it may be exercised in whole or in part for the number of shares specified with the Company’s designated agent by remitting full payment of the Exercise Price for such number of Option Shares. A number of exercise alternatives are available through the Company’s agent. This Option will be considered exercised on the date that (a) your execution of the exercise with the agent and (b) your payment of the Exercise Price has been received by the agent. Your written acceptance of the grant as well as the exercise of any portion of this Option will be considered your acceptance of all terms and conditions specified in this Grant Notice and Agreement.

12. Forfeiture. Notwithstanding anything contained in this Grant Notice and Agreement to the contrary, if you engage in any activity inimical, contrary or harmful to the interests of the Company, including but not limited to: (a) competing, directly or indirectly (either as owner, employee or agent), with any of the businesses of the Company, (b) violating any Company policies, (c) soliciting any present or future employees or customers of the Company to terminate such employment or business relationship(s) with the Company, (d) disclosing or misusing any confidential information regarding the Company, or (e) participating in any activity not approved by the Board of Directors of the Company which could reasonably be foreseen as contributing to or resulting in a Change of Control of the Company (as defined in the Plan) (such activities to be collectively referred to as “wrongful conduct”), then (i) this Option, to the extent it remains unexercised, shall terminate automatically on the date on which you first engaged in such wrongful conduct and (ii) you shall pay to the Company in cash any financial gain you realized from exercising all or a portion of this Option within the six month period immediately preceding such wrongful conduct. For purposes of this paragraph, financial gain shall equal, on each date of exercise during the six month period immediately preceding such wrongful conduct, the difference between the fair market value of the Common Stock on the date of exercise and the Exercise Price, multiplied by the number of shares of Common Stock purchased pursuant to that exercise (without reduction for any shares of Common Stock surrendered or attested to) reduced by any taxes paid in countries other than the United States to acquire and or exercise and which taxes are not otherwise eligible for refund from the taxing authorities. By accepting this Option, you consent to and authorize the Company to deduct from any amounts payable by the Company to you, any amounts you owe to the Company under this paragraph. This right of set-off is in addition to any other remedies the Company may have against you for your breach of this Grant Notice and Agreement.

13. Rights as a Stockholder. You will have no rights as a stockholder with respect to any Option Shares until and unless you receive ownership of Option Shares upon exercise of this Option.

14. Transferability of Option Shares. You may not offer, sell or otherwise dispose of any Common Stock covered by the Option in a way which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other country) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, the rules and regulations promulgated thereunder, any other state or federal law, or the laws of any other country. The Company reserves the right to place restrictions on Common Stock received by you pursuant to this Option.

15. Conformity with the Plan. This Option is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan. Any inconsistencies between this Grant Notice and Agreement and the Plan shall be resolved in accordance with this Grant Notice and Agreement.

16. Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the Plan or this Grant Notice and Agreement will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.

17. Employment Rights. Nothing in the Plan or this Grant Notice and Agreement confers on any Participant any right to continue in the employ of the Sara Lee Companies or in any way affects the Sara Lee Companies’ right to terminate your employment without prior written notice any time for any reason.

18. Consent to Transfer Personal Data. By accepting this Option, you voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. You are not obliged to consent to such collection, use, processing and transfer of personal data. The Sara Lee Companies hold certain personal information about you, that may include your name, home address and telephone number, fax number, email address, sex, beneficiary information, age, date of birth, social security number or other employee identification number, job title, employment or severance contract, current wage and benefit information, tax-related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the Sara Lee Companies, details of all options or any other entitlements to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Sara Lee Companies will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Sara Lee Companies may further transfer Data to any third parties assisting the Sara Lee Companies in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of stock acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company.

19. Miscellaneous.

(a) Modification. The grant of this Option is documented by the minutes of the Committee and/or as approved by the CEO for non-corporate officers, which records are the final determinant of the number of Option Shares granted and the conditions of this grant. The Committee may amend or modify this Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option, provided that no such amendment or modification shall impair your rights under this Grant Notice and Agreement without your consent. Except as in accordance with the two immediately preceding sentences and paragraph 20, this Grant Notice and Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

(b) Governing Law. All matters regarding or affecting the relationship of the Company and its stockholders shall be governed by the General Corporation Law of the State of Maryland. All other matters arising under this Grant Notice and Agreement shall be governed by the internal laws of the State of Illinois, including matters of validity, construction and interpretation. You and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Grant Notice and Agreement shall be heard or determined in any state or federal court sitting in Chicago, Illinois, and you agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

(c) Successors and Assigns. Except as otherwise provided herein, this Grant Notice and Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

(d) Severability. Whenever feasible, each provision of this Grant Notice and Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Grant Notice and Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Grant Notice and Agreement.

20. Amendment. Notwithstanding anything in the Plan or this Grant Notice and Agreement to the contrary, this Option may be amended by the Company without your consent, including but not limited to modifications to any of the rights granted to you under this Option, at such time and in such manner as the Company may consider necessary or desirable to reflect changes in law.

5